UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2018

OCLARO, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-30684 (Commission file number)	20-1303994 (I.R.S. Employer Identification Number)

225 Charcot Avenue, San Jose, California 95131

(Address of principal executive offices, zip code)

(408) 383-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”) by and among Oclaro, Inc. (“Oclaro”), Lumentum Holdings Inc. (“Lumentum”), Prota Merger Sub, Inc. (“Merger Sub”), and Prota Merger, LLC (“Merger Sub LLC”). Pursuant to the Merger Agreement, on December 10, 2018, Merger Sub merged with and into Oclaro (the “Merger”) with Oclaro surviving the Merger (the time of the Merger, the “Effective Time”). The events described in this Current Report on Form 8-K occurred in connection with the consummation of the Merger.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 10, 2018, the Merger was completed. At the Effective Time, each outstanding share of Oclaro common stock, par value $0.01 per share, other than shares owned by Lumentum, Oclaro and their subsidiaries, was automatically converted into the right to receive the following consideration (collectively, the “Merger Consideration”), without interest:

•	$5.60 in cash (the “Cash Consideration”); and

•	0.0636 of a validly issued, fully paid and nonassessable share of Lumentum common stock, par value $0.001 per share (the “Stock Consideration”) (such ratio, the “Exchange Ratio”).

Each Oclaro restricted stock unit award (an “Oclaro RSU”) that did not become vested at the Effective Time was converted into a Lumentum restricted stock unit award (a “Lumentum RSU”) with the same terms and conditions, including vesting, that were applicable to such Oclaro RSU, except that the number of Lumentum shares subject to the Lumentum RSU equals the product of (i) the number of Oclaro shares subject to such Oclaro RSU (with any performance milestones deemed achieved based on the maximum level of achievement) multiplied by (ii) the sum of (A) the Exchange Ratio plus (B) the quotient obtained by dividing (x) the Cash Consideration by (y) $43.189 (Lumentum’s average closing price for the 10 trading days ending on December 4, 2018, the third trading day prior to the closing of the Merger), rounded down to the nearest whole share (the “Equity Award Exchange Ratio”).

Each Oclaro stock option (an “Oclaro Option”), whether vested or unvested, was converted into a Lumentum stock option (a “Lumentum Option”) with the same terms and conditions, including vesting, that were applicable to such Oclaro Option, except that (i) the number of shares subject to the Lumentum Option equals the product of (A) the number of Oclaro shares subject to such Oclaro Option multiplied by (B) the Equity Award Exchange Ratio, rounded down to the nearest whole share and (ii) the exercise price of the Lumentum Option equals (A) the exercise price per share of the Oclaro Option divided by (B) the Equity Award Exchange Ratio, rounded up to the nearest whole cent. Notwithstanding the foregoing, any Oclaro Option that was held by an individual who was not an Oclaro employee as of immediately prior to the closing of the Merger was cancelled and converted into the right to receive the Merger Consideration for each net option share covered by such Oclaro Option, subject to applicable withholding taxes.

In addition, each Oclaro restricted stock award (“Oclaro Restricted Stock Award”) and Oclaro RSU that became vested as of immediately prior to the Effective Time (including each Oclaro Restricted Stock Award held by a non-employee director) was converted into the right to receive the Merger Consideration in respect of each Oclaro share underlying such award, subject to applicable withholding taxes. Each Oclaro stock appreciation right (“Oclaro SAR”) was cancelled and converted into the right to receive a cash amount equal to the product of (i) the number of Oclaro shares subject to the Oclaro SAR multiplied by (ii) the positive difference of (A) the cash equivalent value of the Merger Consideration less (B) the strike price of the Oclaro SAR, subject to applicable withholding taxes.

For additional information regarding the consideration payable to holders of Oclaro securities, see Item 3.03 of this Current Report on Form 8-K, which is incorporated into this Item 2.01 by reference.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to Oclaro’s Current Report on Form 8-K dated March 12, 2018 and is incorporated into this Item 2.01 by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger on December 10, 2018, Oclaro notified the Nasdaq Global Select Market (“NASDAQ”) of the effectiveness of the Merger and requested (i) that trading of Oclaro common stock on NASDAQ be suspended after the close of trading on December 10, 2018 and (ii) that NASDAQ file with the Securities Exchange Commission (“SEC”) an application on Form 25 to delist and deregister Oclaro common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Oclaro also intends to file a certification on Form 15 with the SEC requesting the termination of registration of Oclaro common stock with the SEC under Section 12(g) of the Exchange Act and its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

At the Effective Time, each holder of Oclaro common stock issued and outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of Oclaro other than the right to receive the Merger Consideration into which such Oclaro common stock has been converted.

Item 5.01. Changes in Control of Registrant.

The information in Items 2.01 and 3.03 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

At the Effective Time on December 10, 2018, a change in control of Oclaro occurred and the surviving corporation became a wholly owned subsidiary of Lumentum. The aggregate amount paid by Lumentum to former Oclaro stockholders in connection with the Merger was approximately $1.0 billion in cash and approximately 12.1 million shares of Lumentum common stock, which had a value of approximately $500 million based on the closing price of shares of Lumentum common stock on NASDAQ on December 7, 2018.

Lumentum funded the Merger Consideration by a combination of $500 million in Lumentum common stock, $500 million in new debt, and the remaining amount from the cash balances of the combined company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, as of the Effective Time on December 10, 2018, the directors and officers of Oclaro ceased serving in such capacities and the directors and officers of Merger Sub immediately prior to the Effective Time became the directors and officers, respectively, of Oclaro, as the surviving corporation in the Merger.

Additionally, pursuant to the terms of the Merger Agreement, Lumentum has appointed Ian Small to serve as a member of the Lumentum board of directors effective as of immediately after the Effective Time to serve until the next annual meeting of Lumentum’s shareholders in accordance with Lumentum’s certificate of incorporation and bylaws.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, as of the Effective Time on December 10, 2018, the certificate of incorporation and bylaws of Oclaro were amended and restated to read in their entirety as set forth in Exhibits 3.1 and 3.2 hereto, respectively, which are incorporated into this Item 5.03 by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated March 11, 2018, by and among Oclaro, Inc., Lumentum Holdings Inc., Prota Merger Sub, Inc. and Prota Merger, LLC (incorporated by reference to the exhibit with the corresponding exhibit number in Oclaro’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 2018).

3.1	Amended and Restated Certificate of Incorporation of Oclaro, Inc.

3.2	Bylaws of Oclaro, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.

Date: December 10, 2018	By:	/s/ Judy Hamel
Judy Hamel
Secretary